Exhibit 99.5

Premium Resources Closes Book and Upsizes Non-Brokered Private Placement to C$44MM Due to Strong Demand

Toronto, Ontario--(Newsfile Corp. - February 20, 2025) - **Premium Resources Ltd. (TSXV: PREM) (OTC Pink: PRMLF)** ("**PREM**" or the "**Company**") announces that due to significant demand, it is increasing the size of its previously-announced non-brokered private placement (the "**Offering**") of units of the Company (the "**Units**") at a price of $0.30 per Unit from C$36MM to up to C$44MM.

Other than the upsize of the Offering, all other details of the non-brokered private placement remain as disclosed in the news release of the Company issued on February 18, 2025, and entitled "*Premium Resources Announces New Strategic Investor Group, Non-Brokered Equity Financing of Up to C$36MM, Equity Settlement of C$20.8MM of Debt, and Leadership Change*".

The Offering is expected to close in early March 2025 and remains subject to the receipt of all necessary approvals, including the approval of the TSX Venture Exchange.

The foregoing securities being offered have not been and will not be registered under the U.S. Securities Act and may not be offered or sold in the United States, or to, or for the account or benefit of, U.S. persons or persons in the United States, absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

About Premium Resources Ltd.

PREM is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

On behalf of the board of directors:

Paul Martin
Director and Interim Chief Executive Officer
Premium Resources Ltd.

For further information about Premium Resources Ltd., please contact:

Jaclyn Ruptash
Vice President, Communications and Government and Investor Relations
+1 (604) 770-4334

Cautionary Note Regarding Forward-Looking Statements

This release includes certain statements and information that may constitute forward-looking information within the meaning of applicable Canadian securities laws. Forward-Looking statements relate to future events or future performance and reflect the expectations or beliefs of management of the Company regarding future events. Generally, forward-looking statements and information can be identified by the use of forward-looking terminology such as "intends" or "anticipates", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "should", "would" or "occur". This information and these statements, referred to herein as "forward-looking statements", are not historical facts, are made as of the date of this news release and include without

limitation, statements regarding discussions of future plans, estimates and forecasts and statements as to management's expectations and intentions with respect to, among other things: the completion of the Offering, the anticipated proceeds to be raised under the Offering; the intended use of proceeds raised under the Offering; and the potential payment of finder's fees in connection with the Offering.

These forward-looking statements involve numerous risks and uncertainties and actual results might differ materially from results suggested in any forward-looking statements. These risks and uncertainties include, among other things: delays in obtaining or failure to obtain the required regulatory approvals for the Offering; market uncertainty; the inability of the Company to complete the Offering on the terms disclosed, or at all; the inability of the Company to raise the anticipated proceeds under the Offering; and changes in the Company's business plans impacting the intended use of proceeds raised under the Offering.

In making the forward-looking statements in this news release, the Company has applied several material assumptions, including without limitation, that: the Company will obtain the required regulatory approvals for the Offering; the Company will be able to complete the Offering on the terms disclosed; the Company will be able to raise the anticipated proceeds under the Offering; and the Company will use the proceeds of the Offering as currently anticipated. Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements and forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking statement, forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Follow Us
X: https://x.com/prem_resources
LinkedIn: https://www.linkedin.com/company/Premium-Resources
Facebook: https://www.facebook.com/PremiumResourcesLtd

Not for distribution to United States newswire services or for dissemination in the United States

PREMIUM RESOURCES LTD. | principled mining